SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2007

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-140636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

ITEM 2.02.	RESULTS OF OPERATION OR FINANCIAL CONDITION

(a)
On October 25, 2007, the Company issued a press release, setting forth its earnings results for the quarterly period ended September 30, 2007 (a copy of which is attached as Exhibit 99.1 to this Current Report), and conducted a teleconference wherein the Company’s Chief Executive Officer and Chief Financial Officer gave an oral presentation of certain recent Company developments and the Company’s earnings for the third quarter of 2007.

An audio digital replay of the call will be available from Thursday, October 25, 2007 2:00 p.m. Eastern Time, until Thursday, November 1, 2007, 11:59 p.m. Eastern Time. The digital replay can be accessed by dialing 888-286-8010 (domestic) or 617-801-6888 (international), using pass code 37310257. A web archive will also be available during this time period at www.ir.diomedinc.com.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release, dated October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: October 25, 2007	By:	/s/ David B. Swank.
Name: James A. Wylie, Jr.
Title: President and Chief Executive Officer

List of Exhibits:

99.1	Press Release, dated October 25, 2007